Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Renovaro Biosciences, Inc.

Los Angeles, CA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261628) of our report dated October 1, 2023, with respect to the consolidated financial statements of Renovaro Biosciences, Inc., as of and for the years ended June 30, 2023 and 2022, which appears in this Annual Report on Form 10-K of the Company.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT
October 1, 2023